UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2018

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 22, 2018, the Compensation Committee of the Board of Directors of Bionik Laboratories Corp. (the “Company”) ratified the vesting of 508,873 options (the “Vested Options”) previously granted to Dr. Eric Dusseux, the Company’s CEO and a director, pursuant to the following performance criteria:

•	Work with investors to ensure conversion of convertible loans and raise an additional minimum $7 million from July 2017;
•	Establish a plan to uplist to a U.S. stock exchange and associated IR plan;
•	Release new version of InMotion Arm before end of 2017;
•	Secure production capacity and quality by outsourcing production of InMotion arm to an established partner before March 2018; and
•	Engage Curexo into an exclusive distribution agreement before June 2018.

The Vested Options have an exercise price based on the $0.161 closing price of the Company’s common stock on the September 1, 2017 date of grant, and expire on September 1, 2027.

Item 8.01	Other Events.

On October 24, 2018, the Company issued a press release announcing that it has entered into a purchase order with Clinique Les Trois Soleils in Boissise-le-Roi, France for the Company’s InMotion Arm™ robot, and that the Company recently received a “CE marking” from the European Commission.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 24, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer